Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-59171, 33-58511, 333-42413, 333-68607, 333-51080, 333-60668, 333-94347, and
333-69480 of Tektronix, Inc. on Form S-8 and Registration Statement Nos. 33-58635, 33-58513, and 33-59648 of Tektronix, Inc. on Form S-3 of our report dated June 20, 2002, included in this Annual Report on Form 10-K of Tektronix, Inc. for the year ended May 25, 2002.


/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
August 9, 2002